UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): November 18, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 N. State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of Healthaxis Inc. (the “Company”) has approved the acceleration of vesting of all unvested options issued under the Healthaxis Inc. 2005 Stock Incentive Plan (the “2005 Plan”). The Company currently has one active and several inactive stock-based employee compensation plans.  The Company accounts for these plans under the APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.  No stock-based employee compensation cost is reflected in the Company’s net loss, as all options granted under these plans had an exercise price greater than or equal to the market value of the underlying common stock on the date of grant.

In December 2004, the Financial Accounting Standards Board (“FASB”) published FASB Statement No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)” or the “Statement”). FAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS 123(R) is a replacement of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance (APB 25). This Statement will require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award.

As of November 18, 2005, the Company had a total of 1,400,856 employee and director stock options outstanding, of which 1,098,061 were vested and 302,795 were unvested. All of the unvested options are governed by the 2005 Plan. The Compensation Committee of the Board of Directors has authority to accelerate vesting of options governed by the 2005 Plan.  Upon the request of the Company's Board of Directors, the Compensation Committee reviewed details regarding the terms, including the exercise price, and number of shares subject to options issued under the Plan. After conducting such a review, on November 18, 2005, the Compensation Committee took action to immediately vest of all of the 302,795 previously unvested options, all of which were out-of-the-money (had an exercise price that was greater than the closing price of the Company’s common stock on that date).  This action was taken in consideration of the interest of the Company’s shareholders in not having the Company’s earnings impacted by the approximately $181,000 in compensation expense that the Company would otherwise have recorded over four years beginning in the first quarter of 2006, upon the adoption of FAS 123(R).  The Board of Directors and the Compensation Committee also weighed the potential detrimental effect of early vesting on the employee retention value of the current vesting schedules for the affected options and employees in taking this action.

The Board of Directors and its committees are re-examining the Company's method of compensating employees and Board members through equity awards.  On June 29, 2005, shareholders of the Company approved the 2005 Plan, which amended the Healthaxis Inc. 2000 Stock Option Plan. The 2005 Plan authorizes several types of stock-based awards, including incentive stock options, non-statutory stock options, stock units and performance shares, and restricted stock awards. As such, the 2005 Plan provides the Board with increased flexibility in making stock-based awards in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005

HEALTHAXIS INC.

By:	/s/ Jimmy D. Taylor

Jimmy D. Taylor
Chief Financial Officer